Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the following registration statements on Forms S-8:
No. 33-80230
No. 333-32569
No. 333-57565
No. 333-99185
No. 333-62570
and the following registration statements on Forms S-3:
Amendment No. 1 to No. 33-84536
Amendment No. 4 to No. 333-70295
Post-Effective Amendment No. 1 to No. 333-92959
No. 333-103119
Amendment No. 1 to No. 333-123612
No. 333-126046
No. 333-135195
of our report dated February 22, 2008, relating to the financial statements of G&I V Midwest Residential, LLC, and of our reports dated March 29, 2006, relating to the financial statements of each of:
CPT Addison, LP
CPT Fountain Palms, LP
CPT Holly Springs, LP
CPT Park, LP
CPT Parkside, LP
CPT Pecos Ranch, LP
CPT Pines, LP
CPT Sierra, LP
CPT Sugar Grove, LP
CPT Summit, LP
CPT Tiara, LP
CPT Towne Center, LP
appearing in this Annual Report on Form 10-K for the year ended December 31, 2007 of Camden Property Trust.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
February 22, 2008